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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF KITTY HAWK, INC.

                                                         STATE OR
                                                        COUNTRY OF
   SUBSIDIARY                                          ORGANIZATION
   ----------                                          ------------
   Kitty Hawk Aircargo, Inc.                              Texas

   Kitty Hawk Cargo, Inc.                                 Delaware